Exhibit 23

Independent Auditors Consent

Osmonics, Inc.

    We consent to the incorporation by reference in Registration Statements No. 33-25228 and No. 33-537 of Osmonics, Inc. on Form S-8 and Registration Statement No. 33-05029 filed on Form S-3 of our reports dated March 27, 2000 appearing and incorporated by reference in this Annual Report on Form 10-K of Osmonics, Inc. for the year ended December 31, 1999.

DELOITTE AND TOUCHE LLP
Minneapolis, Minnesota
March 27, 2000